Exhibit 99.1

TOWER BANCORP INC.

CONSOLIDATED BALANCE SHEET

(UNAUDITED)

	6/30/2008	6/30/2007
	(,000)	(,000)
ASSETS
CASH AND DUE FROM BANKS	$13,376	$12,275
INTEREST BEARING BALANCES WITH BANKS	800	97
FEDERAL FUNDS SOLD	7,175	42,356

INVESTMENTS	87,054	85,120

LOANS:	398,864	387,371
RESERVE FOR LOAN LOSSES	(4,055)	(3,835)

BANK PREMISES, FURNITURE & FIXTURES	11,446	9,334
OTHER REAL ESTATE OWNED	2,172	2,301
GOODWILL	16,558	16,558
CORE DEPOSIT INTAGIBLE	1,773	1,885
OTHER ASSETS	18,729	13,503
TOTAL ASSETS	$553,892	$566,965
LIABILITIES AND CAPITAL
DEMAND	$40,723	$39,693
SAVINGS	226,291	229,242
TIME	162,396	173,149
TOTAL DEPOSITS:	$429,410	$442,084

LIABILITIES FOR BORROWED MONEY	46,637	36,688
FEDERAL FUNDS PURCHASED	0	0
OTHER LIABILITIES	4,235	7,295
TOTAL LIABILITIES	$480,282	$486,067
EQUITY CAPTIAL
CAPITAL STOCK:
AUTHORIZED 5,000,000 SHARES ISSUED 2,420,481 SHARES	$2,225	$2,225
SURPLUS	34,820	34,857
UNDIVIDED PROFITS	41,479	38,604
NET UNREALIZED GAIN (LOSS)	(766)	8,269
LESS: TREAS STOCK (2008 - 104,688 SHS)	(4,148)	(3,057)
TOTAL EQUITY CAPITAL	$73,610	$80,898
TOTAL LIABILITIES AND CAPITAL	$553,892	$566,965

BOOK VALUE	$31.79	$34.54